Exhibit 99.1

Marketo Announces Fourth Quarter and Full Year 2014 Results

SAN MATEO, Calif. — February 10, 2015 — Marketo (NASDAQ: MKTO), the leading provider of engagement marketing software and solutions, today announced its fourth quarter and full year 2014 financial results.

Highlights:

•                  Annual 2014 revenue increased 56% year over year to $150.0 million

•                  Fourth quarter revenue grew 50% over fourth quarter 2013 to $42.3 million

•                  Deferred revenue increased 52% year over year to $62.9 million

•                  Subscription dollar retention rate rose to an average of 109%

•                  Customer count increased to 3,794

“Our strong fourth quarter performance capped a year of impressive execution and growth.  We were a prolific technology innovator in 2014 with the introduction of our Engagement Marketing Platform and three major new applications on that platform.  And we renewed our thought leadership agenda for the industry as we ushered in the Era of Engagement Marketing,” said Phil Fernandez, chairman and chief executive officer of Marketo.  “With the investments we made in 2014 in our global operations including a highly successful launch in Japan, our rapid extension into B2C markets, and the depth of our enterprise sales leadership team, we are well positioned to capitalize on the market opportunity in 2015 and most importantly, to continue to provide extraordinary value to our customers.”

Results for the fourth quarter of 2014:

•                  Revenue: Revenue was $42.3 million, an increase of 50% over the fourth quarter of 2013.

•                  Deferred Revenue:  Deferred revenue at December 31, 2014 was $62.9 million, up 18% from $53.2 million reported at September 30, 2014. This compares to $41.4 million at December 31, 2013.

•                  Adjusted Calculated Billings: Adjusted calculated billings were $50.0 million, an increase of 43% over $34.9 million in the same period of the prior year.

•                  Net Loss: GAAP net loss, excluding redeemable non-controlling interests, was $15.9 million, and net loss per common share, basic and diluted, was $(0.39). Non-GAAP net loss was $7.6 million, and non-GAAP net loss per common share, basic and diluted, was $(0.18). A detailed reconciliation table titled “Reconciliation of GAAP Measures to Non-GAAP Measures” is provided at the end of this release.

•                  Cash Flow from Operations:  For the quarter ended December 31, 2014, cash used in operating activities was $3.2 million as compared to a use of $4.9 million in the same period of the prior year.

•                  Total Cash and Cash Equivalents: As of December 31, 2014, total cash and cash equivalents was $112.6 million.

Results for fiscal year 2014:

•                  Revenue: Revenue was $150.0 million, an increase of 56% over 2013.

•                  Net Loss: GAAP net loss, excluding redeemable non-controlling interests, was $54.3 million, and net loss per common share, basic and diluted, was $(1.35). Non-GAAP net loss was $27.1 million, and non-GAAP net loss per common share, basic and diluted, was $(0.67). A detailed reconciliation table titled “Reconciliation of GAAP Measures to Non-GAAP Measures” is provided at the end of this release.

•                  Cash Flow from Operations:  Cash used in operating activities was $14.0 million as compared to a use of $12.4 million in 2013.

Outlook

As of February 10, 2015, Marketo is initiating revenue and EPS guidance for its first quarter and full year 2015.

For the first quarter of 2015, Marketo expects to report:

•                  Revenue in the range of $45 to $46 million

•                  GAAP net loss per share in the range of $(0.46) to $(0.48)

•                  Non-GAAP net loss per share in the range of $(0.20) to $(0.22)

For the full year 2015, Marketo expects to report:

•                  Revenue in the range of $204 to $206 million

•                  GAAP net loss per share in the range of $(2.01) to $(2.05)

•                  Non-GAAP net loss per share in the range of $(0.83) to $(0.87)

A reconciliation table titled “Reconciliation of GAAP Net Loss to Non-GAAP Net Loss Per Share Targets” is provided at the end of this release.

Conference Call Information

Marketo will host a conference call and live webcast to discuss the financial results at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time, today, Tuesday, February 10, 2015. The conference call can be accessed by dialing (888) 329-8877 or +1(719) 325-2308 (outside the U.S. and Canada).  A live webcast will be available at http://investors.marketo.com and via replay beginning approximately two hours after the completion of the call.  An audio replay of the call will also be available by dialing (888) 203-1112 or +1(719) 457-0820 (outside the U.S. and Canada) and entering passcode 7895631#.

Use of Non-GAAP Financial Information

The company reports non-GAAP financial measures, including gross margins, operating margins, net loss, basic and diluted loss per share, and adjusted billings in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.  Marketo provides financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand Marketo’s past financial performance and future expectations, Marketo has supplemented its financial results that it provides in accordance with GAAP with certain non-GAAP financial measures. The method Marketo uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.  Specifically, management is excluding the following items from its non-GAAP historical and estimated net loss and net loss per common share, basic and diluted:

• Stock-Based Compensation Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

• Amortization of Acquired Intangible Assets: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

• Litigation Settlement: The company settled some litigation in the fourth quarter of 2013 and views this as a non-recurring expense.

• Integration Costs: The company views acquisition-related integration costs, such as legal and audit services associated with an acquired company, as items arising from pre-acquisition activities that are non-recurring in nature.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Adjusted Calculated Billings is calculated as revenue plus the change in total deferred revenue as presented on the balance sheet adjusted for quarterly versus annual billing frequency and a change in invoicing policy made in the fourth quarter of 2013. Management believes adjusted calculated billings offers investors useful supplemental information regarding the performance of our business, and will help investors better understand the sales volumes and performance of our business.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. These forward-looking statements include general statements about our opportunities for growth and specific statements about our expected GAAP and non-GAAP financial results for the first quarter and the full year of 2015, including revenue, net loss, EPS, stock-based compensation expenses and amortization of acquired intangible assets. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties that could cause actual results to differ from the results predicted include, but are not limited to, risks associated with: possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; relationships with platform providers; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets; the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting our deferred tax assets and ability to value and utilize them; the risks and expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information about factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings the company makes with the Securities and Exchange Commission from time to time.

Marketo assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

About Marketo:

Marketo (NASDAQ: MKTO) provides the leading marketing software and solutions designed to help marketers master the art and science of digital marketing.  Through a unique combination of innovation and expertise, Marketo is focused solely on helping marketers keep pace in an ever-changing digital world.  Spanning today’s digital, social, mobile and offline channels, Marketo’s® Engagement Marketing Platform powers a set of breakthrough applications to help marketers tackle all aspects of digital marketing from the planning and orchestration of marketing activities to the delivery of personalized interactions that can be optimized in real-time. Marketo’s applications are known for their ease-of-use, and are complemented by the Marketing Nation®, a thriving network of more than 400 third-party solutions through our LaunchPoint ® ecosystem and over 50,000 marketers who share and learn from each other to grow their collective marketing expertise. The result for modern marketers is unprecedented agility and superior results. Headquartered in San Mateo, CA with offices in Europe, Australia and Japan, Marketo serves as a strategic marketing partner to more than 3,750 large enterprises and fast-growing small companies across a wide variety of industries. For more information, visit www.marketo.com.

Marketo, the Marketo logo, Marketing Nation and LaunchPoint are trademarks of Marketo, Inc. All other trademarks are the property of their respective owners.

IR Contact:

Anne Marie McCauley
Marketo
650-727-6845
amccauley@marketo.com

PR Contact:

Mike Moeller
Marketo
408.439.4169
Mmoeller@marketo.com

Source Marketo

###

MARKETO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$112,644	$128,299
Accounts receivable, net	37,867	26,946
Prepaid expenses and other current assets	5,756	3,218
Total current assets	156,267	158,463
Property and equipment, net	16,832	13,856
Goodwill	29,201	25,941
Intangible assets, net	7,076	7,095
Other assets	1,035	484
Total assets	$210,411	$205,839

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,901	$3,527
Accrued expenses and other current liabilities	20,691	23,055
Deferred revenue	62,945	41,356
Current portion of credit facility	2,719	2,187
Total current liabilities	90,256	70,125
Credit facility, net of current portion	2,653	5,372
Other long-term liabilities	3,526	1,900
Total liabilities	96,435	77,397

Redeemable non-controlling interests	800	—

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	297,420	257,801
Accumulated other comprehensive income (loss)	(350)	198
Accumulated deficit	(183,898)	(129,561)
Total stockholders’ equity	113,176	128,442
Total liabilities, redeemable non-controlling interests and stockholders’ equity	$210,411	$205,839

MARKETO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013

Revenue:
Subscription and support	$37,003	$25,153	$131,060	$85,095
Professional services and other	5,342	3,018	18,894	10,823
Total revenue	42,345	28,171	149,954	95,918
Cost of revenue (1):
Subscription and support	8,104	6,295	28,742	24,681
Professional services and other	5,980	3,991	22,059	13,298
Total cost of revenue	14,084	10,286	50,801	37,979
Gross profit:
Subscription and support	28,899	18,858	102,318	60,414
Professional services and other	(638)	(973)	(3,165)	(2,475)
Total gross profit	28,261	17,885	99,153	57,939
Operating expenses (1):
Research and development	8,327	6,402	30,337	23,321
Sales and marketing	29,716	19,719	98,843	62,769
General and administrative	7,066	6,996	25,583	18,655
Total operating expenses	45,109	33,117	154,763	104,745
Loss from operations	(16,848)	(15,232)	(55,610)	(46,806)
Other income (expense), net	120	(281)	178	(526)
Loss before provision for income taxes	(16,728)	(15,513)	(55,432)	(47,332)
Provision (benefit) for income taxes	(573)	(18)	(477)	28
Net loss	(16,155)	(15,495)	(54,955)	(47,360)
Net loss attributable to redeemable non-controlling interests	242	—	618	—
Net loss attributable to Marketo	$(15,913)	$(15,495)	$(54,337)	$(47,360)

Net loss per share of common stock, basic and diluted	$(0.39)	$(0.41)	$(1.35)	$(1.92)
Shares used in computing net loss per share of common stock, basic and diluted	41,059	38,257	40,385	24,709

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013

Cost of subscription and support revenue	$424	$179	$1,626	$496
Cost of professional services and other revenue	607	245	2,363	690
Research and development	1,737	479	5,353	2,084
Sales and marketing	2,841	647	8,860	2,293
General and administrative	2,078	885	6,918	2,512
Total stock-based compensation expense	$7,687	$2,435	$25,120	$8,075

MARKETO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
Cash flows from operating activities:
Net loss:
Net loss attributable to Marketo	$(15,913)	$(15,495)	$(54,337)	$(47,360)
Net loss attributable to redeemable non-controlling interests	(242)	—	(618)	—
Net loss	(16,155)	(15,495)	(54,955)	(47,360)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,699	1,584	9,475	4,621
Stock-based compensation expense	7,687	2,435	25,120	8,075
Deferred income taxes	(625)	(65)	(672)	(65)
Loss on sale of assets	1	—	1	—
Changes in operating assets and liabilities:
Accounts receivable, net	(11,884)	(13,461)	(11,362)	(12,702)
Prepaid expenses and other current assets	540	1,390	(1,388)	(698)
Other assets	(75)	5	(709)	(46)
Accounts payable	(436)	993	(342)	2,050
Accrued expenses and other current liabilities	5,033	7,078	(1,599)	13,177
Deferred revenue	10,042	10,592	22,371	20,438
Other liabilities	(12)	(3)	37	141
Net cash used in operating activities	(3,185)	(4,947)	(14,023)	(12,369)
Cash flows from investing activities:
Purchase of property and equipment	(2,136)	(3,167)	(8,378)	(11,401)
Capitalized software development	(182)	(114)	(645)	(459)
Cash provided by (used in) acquisition, net of cash acquired	326	(6,216)	326	(6,216)
Net cash used in investing activities	(1,992)	(9,497)	(8,697)	(18,076)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discount	—	—	—	80,506
Proceeds from follow-on offering, net of underwriting discount	—	—	—	22,519
Proceeds from private placement	—	—	—	6,500
Proceeds from issuance of common stock upon exercise of stock options	826	2,507	5,540	4,985
Proceeds from issuance of common stock issued under employee stock purchase plan	—	—	6,143	—
Investment from redeemable non-controlling interests	—	—	1,953	—
Repurchase of unvested common stock from terminated employees	(1)	(2)	(49)	(22)
Withholding taxes remitted for the net share settlement of equity awards	(518)	—	(2,638)	(124)
Proceeds from issuance of debt	—	—	—	4,500
Repayment of debt	(663)	(290)	(2,187)	(582)
Payment of deferred initial public offering and follow-on offering costs	—	(35)	(104)	(35)
Payment incurred for common stock registration related to acquisition	—	(437)	(319)	(3,820)
Net cash provided by (used in) financing activities	(356)	1,743	8,339	114,427
Effect of foreign exchange rate changes on cash and cash equivalents	(617)	80	(1,274)	70
Net increase (decrease) in cash and cash equivalents	(6,150)	(12,621)	(15,655)	84,052
Cash and cash equivalents — beginning of period	118,794	140,920	128,299	44,247
Cash and cash equivalents — end of period	$112,644	$128,299	$112,644	$128,299

MARKETO, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Marketo uses non-GAAP measures of operating loss, net loss and net loss per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Marketo’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Three Months Ended September 30, 2014	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013	For the Year Ended December 31, 2014	For the Year Ended December 31, 2013
Revenue:
Subscription and support	$34,210	$37,003	$25,153	$131,060	$85,095
Professional services and other	5,077	5,342	3,018	18,894	10,823
Total Revenue	$39,287	$42,345	$28,171	$149,954	$95,918

Cost of revenue reconciliation:
GAAP Subscription and support	$7,527	$8,104	$6,295	$28,742	$24,681
Stock-based compensation	(399)	(424)	(179)	(1,626)	(496)
Amortization of acquired intangible assets	(286)	(300)	(95)	(1,156)	(267)
Non-GAAP subscription and support	$6,842	$7,380	$6,021	$25,960	$23,918

GAAP Professional services and other	$5,698	$5,980	$3,991	$22,059	$13,298
Stock-based compensation	(699)	(607)	(245)	(2,363)	(690)
Amortization of acquired intangible assets	—	—	—	—	—
Non-GAAP professional services and other	$4,999	$5,373	$3,746	$19,696	$12,608

Gross profit and gross margin reconciliation:
Non-GAAP subscription and support gross profit	$27,368	$29,623	$19,132	$105,100	$61,177
Non-GAAP professional services and other gross profit	78	(31)	(728)	(802)	(1,785)
Non-GAAP gross profit	$27,446	$29,592	$18,404	$104,298	$59,392
Non-GAAP subscription and support gross margin	80.0%	80.1%	76.1%	80.2%	71.9%
Non-GAAP professional services and other gross margin	1.5%	-0.6%	-24.1%	-4.2%	-16.5%
Non-GAAP gross margin	69.9%	69.9%	65.3%	69.6%	61.9%

Operating expenses reconciliation:
GAAP Research and development	$7,681	$8,327	$6,402	$30,337	$23,321
Stock-based compensation	(1,364)	(1,737)	(479)	(5,353)	(2,084)
Amortization of acquired intangible assets	—	(6)	—	(6)	—
Non-GAAP research and development	$6,317	$6,584	$5,923	$24,978	$21,237
As a % of total revenues, non-GAAP	16.1%	15.5%	21.0%	16.7%	22.1%

GAAP Sales and marketing	$24,973	$29,716	$19,719	$98,843	$62,769
Stock-based compensation	(2,145)	(2,841)	(647)	(8,860)	(2,293)
Amortization of acquired intangible assets	(136)	(137)	(52)	(566)	(181)
Non-GAAP sales and marketing	$22,692	$26,738	$19,020	$89,417	$60,295
As a % of total revenues, non-GAAP	57.8%	63.1%	67.5%	59.6%	62.9%

GAAP General and administrative	$6,594	$7,066	$6,996	$25,583	$18,655
Stock-based compensation	(1,908)	(2,078)	(885)	(6,918)	(2,512)
Amortization of acquired intangible assets	(46)	(46)	(29)	(184)	(103)
Litigation settlement	—	—	(950)	—	(950)
Acquisition related costs	—	(185)	(734)	(185)	(734)
Non-GAAP general and administrative	$4,640	$4,757	$4,398	$18,296	$14,356
As a % of total revenues, non-GAAP	11.8%	11.2%	15.6%	12.2%	15.0%

Loss from operations reconciliation:
GAAP loss from operations	$(13,186)	$(16,848)	$(15,232)	$(55,610)	$(46,806)
Stock-based compensation	6,515	7,687	2,435	25,120	8,075
Amortization of acquired intangible assets	468	489	176	1,912	551
Litigation settlement	—	—	950	—	950
Acquisition related costs	—	185	734	185	734
Non-GAAP loss from operations	$(6,203)	$(8,487)	$(10,937)	$(28,393)	$(36,496)

Net loss reconciliation:
GAAP Net loss attributable to Marketo	$(12,803)	$(15,913)	$(15,495)	$(54,337)	$(47,360)
Stock-based compensation	6,515	7,687	2,435	25,120	8,075
Amortization of acquired intangible assets	468	489	176	1,912	551
Litigation settlement	—	—	950	—	950
Acquisition related costs	—	185	734	185	734
Non-GAAP Net loss attributable to Marketo	$(5,820)	$(7,552)	$(11,200)	$(27,120)	$(37,050)

Basic and diluted net loss per share
GAAP	$(0.31)	$(0.39)	$(0.41)	$(1.35)	$(1.92)
Non-GAAP	$(0.14)	$(0.18)	$(0.29)	$(0.67)	$(1.50)

Shares used to compute basic and diluted GAAP and non-GAAP net loss per share	40,668	41,059	38,257	40,385	24,709

MARKETO, INC.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS PER SHARE TARGETS

(In thousands, except per share data)

(Unaudited)

	Three Months Ending			Twelve Months Ending
	March 31, 2015			December 31, 2015
GAAP net loss per diluted share range	$(0.46)	-	$(0.48)	$(2.01)	-	$(2.05)
Adjustments:
Stock-based compensation	0.25		0.25	1.12		1.12
Amortization of acquired intangibles per share	0.01		0.01	0.06		0.06
Non-GAAP net loss per diluted share range	$(0.20)	-	$(0.22)	$(0.83)	-	$(0.87)

Weighted Average Shares Outstanding	41,600		41,600	42,300		42,300

The GAAP and non-GAAP net income per share targets provided below and elsewhere in this press release are estimates. Marketo’s future performance involves risks and uncertainties and the Company’s actual results could differ materially from such estimates. Some of the factors that could affect the Company’s operating results are set forth under the caption “ ‘Safe harbor’ statement under the Private Securities Litigation Reform Act of 1995” in this release.